EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated November 13, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting of hi/fn, inc., which appears in hi/fn’s Annual Report on Form 10-K for the year ended September 30, 2008. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Jose, California

March 5, 2009